                                                               EXHIBIT 99 (b)(8)


[LOGO OF GOLDMAN SACHS]
                                                             Highly Confidential
                                                             -------------------

             Pacific Life Insurance Company




             Presentation to the
             Board of Directors




             Goldman, Sachs & Co.
             October 29, 1999

Summary of Proposed PIMCO Transaction Terms



 .    Allianz purchases all outstanding Class A units not owned by Pacific Life for $38.75 per unit (the "Unit Price") subject to downward adjustments if the PIMCO revenue run rate the month end prior to closing is less than 85% of current rate

 .    Pacific Life will exchange all of its Class A units for an equivalent amount of Class E units and will have a put/call arrangement in place with Allianz with respect to these units

 .    Pacific Life will continue to receive cash distributions (the "Distribution per Unit") after closing; currently, this amount is expected to be comparable with existing distributions. These will be equal to $1.05 per unit plus 20% of Pacific Investment ("PIMCO classic") pre-bonus profits excluding the effects of:

     -    Performance fees on the management of Allianz insurance assets

     -    Sub-advisory services sourced through Allianz

     -    The subsidy to the PIMCO bonus pool in 2001 and 2002

 .    Under the terms of the Put/Call Pacific Life has the right to put all of its PIMCO units to Allianz anytime at a price equal to Liquidity Multiple (14.0) times the Distribution per Unit paid during the four preceding calendar quarters excluding Stocks Plus performance fees ("Per Unit Purchase Price") plus the aggregate amount of accrued but unpaid distributions with respect to the Class E units, subject to a maximum put price of $60 per unit

 .    If exercised today, the cash value of Pacific Life's Class E units would be the Unit Price payable at closing

 .    Allianz has the right to call all of Pacific Life's PIMCO units:

     -    In case of a change of control of Pacific Life: at the end of the
          ----------------------------------------------
          calendar year during which a change of control transaction is closed, at the greater of the Unit Price or the Per Unit Purchase Price

     -    At the end of any calendar quarter after December 31, 2002: at the Per
          ----------------------------------------------------------
          Unit Purchase Price if the Per Unit Purchase Price is greater than $50, but not to exceed $60 per unit

 .    Pacific Life no longer will be a general partner but has a continuing participation in PIMCO Advisors L.P. to assure continued ability of Pacific Life to include PIMCO assets in its promotional and business development materials and to assure protection of distributions

Proposed Transaction Observations


 .    The $38 to $39 per unit transaction price is a 28.6% to 31.9% premium to the trading unit price of PIMCO on 7/6/1999, the trading day prior to the first rumor regarding the proposed current transaction

 .    Trading values of other publicly traded asset manager master limited partnerships have declined on average about 20% since 7/6/1999. Adjusting for this decrease, PIMCO's units might be trading as low as $23.50 per unit absent market speculation regarding the transaction. Compared to such theoretical trading value, the premium to market implied by the $38 to $39 per unit transaction price is approximately 62% to 66%

 .    The most recent transaction for a money manager with a strong institutional presence having aggregate consideration in excess of $500 million was announced in March 1999. There have been seven such transactions since June 1997. All of these deals were completed at times of higher public market valuations for asset management companies (approximately 30% higher at time of the median deal).

 .    Strengths of PIMCO include:

     -- One of the largest investment management companies in the United States with over $256 billion of assets under management managing 53 stock and bond funds

     -- Leading, fixed-income, institutional franchise with equity and retail product capabilities

     --   Strong four year historical compound annual growth rates (1995-1999E):
          Assets under management - 30%, Revenue - 32%, EBITDA - 31% and Pre-tax income - 37%

 .    Areas of concern of PIMCO include:

     -- EBITDA margin is below that of the publicly traded asset management peer median

     . Fees are typically lower for fixed-income asset management than equity asset management

     . Compensation as a percentage of revenue and operating expenses as a percentage of revenue for PIMCO are higher than most publicly traded asset managers

     -- PIMCO's Oppenheimer Capital, primarily an equity manager which is estimated to contribute 26% to PIMCO's 1999 total revenue, suffered $4.9 billion in net asset outflows in 1998 and $6.5 billion of gross asset outflows through the first nine months of 1999 due to weak investment performance, helping to contribute to current 1999 projections below original budget

     --   1999E earnings was revised to $1.50 from $1.70 per unit

Proposed Transaction Observations

  -- 1999E projected growth in assets under management was revised from 10% to 6%, and is expected by PIMCO management to be 12% to 15% annually going forward, below recent historical growth rates

PIMCO Advisors L.P. -- Current Structure
Beneficial Economic Ownership
September 30, 1999
(Units and $ in Millions)


                                                   Class       Pacific Life
                                                  A Units       Beneficial
                                                                   Units
----------------------------------------------------------------------------
Public Unitholders                                   49.6           0.0
PFP                                                  14.4          14.4
PGP                                                  39.4          22.0
PUPS                                                  1.4           0.0
Other                                                 9.1           0.8
PPLLC                                                 0.1           0.0
                                                   -------        -----
PALP Total (c)                                      113.9          37.2
----------------------------------------------------------------------------

 .    PALP is managed and controlled by Pacific Life and managing directors of
     Pacific Investment Management Company through their general partners entities, PIMCO Partners G.P. and PIMCO Advisors Holdings L.P.

 .    Certain fundamental major actions require the consent of both general partners. Normal course of business actions have been delegated to management board until 2005

 .    Management board consists of 15 members, three of whom are appointed by
     Pacific Life

 .    Management board has in turn delegated most of its functions to executive committee composed of five members, one of whom is an executive of Pacific Life

                                                              [CHART]
                  -----------------------------
                  Pacific Life Asset Management
                            (PAM)
                  -----------------------------
            ----------------------       -------------                          ----------------------
            Pacific Life Financial       PIMCO Holding                          PIMCO Partners, LLC (a)
            Products, Inc. (PFP)            LLC                                        (PPLLC)
              14.4 Units                  (PHLLC)                                     0.1 Units
            ----------------------       -------------                          ----------------------
                                                  GP                            GP
----------------                                 ----------------------------------
                                                          PIMCO Partners G.P.
      Other                                      ---------
    9.1 Units                                    $130 Debt       (PGP)                                -----------
----------------                                 ----------------------------------
      PUPS                                        17.4 MD ETA Units (b)                                 Public
    1.4 Units                                    ----------------------------------                    49.6 Units
----------------                                 22.0 Pacific Life Beneficial Units
0.8 Pacific Life                                 ----------------------------------                   -----------
Beneficial Units                                                              GP
----------------                                                        ----------------
                                                                         PIMCO Advisors
                                                           GP             Holdings L.P.
                                                                          (Holdings)
                                                                        ----------------
                                                                              GP
     -----------------------------------------------------------------------------------------------------------
                                                    PIMCO Advisors L.P.
                                                          (PALP)
                                                  Total Units = 113.9(c)
     -----------------------------------------------------------------------------------------------------------

(a)  Owned by PIMCO MDs.
(b) MDs of Pacific Investment Management Company beneficially owned through employment contracts with Pacific Life.
(c)  120.0 million units on a fully diluted basis.

PIMCO Summary Financials
($ in millions)

                                                                                       95-98
                               1995            1996           1997          1998       CAGR         3Q1999           LTM
-----------------------------------------------------------------------------------------------------------------------------

Assets Under Management       $ 94,478      $ 109,279       $ 137,478     $ 243,053      30.3 %    $ 256,153        $256,153
Growth                                         15.7 %          25.8 %        76.8 %                        -           5.4 %

Revenue                          $ 323          $ 392           $ 517         $ 852        31.5        $ 716        $    944
Growth                                         21.4 %          31.7 %        65.0 %                        -          10.8 %

EBITDA                           $ 113          $ 134           $ 173         $ 302        31.4        $ 227        $    315
Growth                                         18.9 %          29.0 %        74.8 %                        -           4.4 %
EBITDA Margin                   34.8 %         34.1 %          33.4 %        35.4 %                     31.7 %        33.4 %
EBITDA as a % of AUM            0.12 %         0.12 %          0.13 %        0.12 %                     0.09 %        0.12 %

Net Income                        $ 68           $ 91           $ 118         $ 208                    $ 154        $    209
Growth                                         33.1 %          29.9 %        76.1 %                        -           0.4 %
Net Income Margin               21.2 %         23.2 %          22.9 %        24.4 %                     21.5 %        22.2 %
Net Income as a % of AUM        0.07 %         0.08 %          0.09 %        0.09 %                     0.06 %        0.08 %

OPAD                             $ 111          $ 132           $ 170         $ 289        30.5        $ 222        $    298
Growth                                         19.0 %          28.5 %        70.1 %                        -           2.9 %
OPAD Margin                     34.4 %         33.7 %          32.9 %        33.9 %                     31.0 %        31.5 %
OPAD as a % of AUM              0.12 %         0.12 %          0.12 %        0.12 %                     0.09 %        0.12 %

Fixed Income OPAD                 $ 75           $ 91           $ 118         $ 154        23.7            -               -
Fixed Income OPAD Growth                       20.6 %          29.5 %        31.0 %                        -               -

Equity OPAD                       $ 36           $ 41            $ 52         $ 135        42.2            -               -
Equity OPAD Growth                             15.6 %          26.4 %       158.1 %                        -               -

------------------------------------------------------------------------------------------------------------------------------------

Note: Fixed income OPAD per unit equals fixed income OPAD divided by 55% times 20% divided by 37.2 million units.

Pimco Advisors Holdings
Daily Common Stock Price and Trading Volume History

High    $37.44
Low      26.88
Mean     31.16
Current  34.19



                         [GRAPH]

7/7/1999 PIMCO's talks with Allianz appear in press

                           PA             PA
     DATE                 PRICE         VOLUME

    27-Oct-1998           29.94         74,000
    28-Oct-1998           30.13         50,500
    29-Oct-1998           31.06         62,400
    30-Oct-1998           31.50         46,800
    02-Nov-1998           31.31         68,100
    03-Nov-1998           31.00         31,100
    04-Nov-1998           31.69         38,200
    05-Nov-1998           31.94         44,400
    06-Nov-1998           31.94         34,200
    09-Nov-1998           31.50         89,600
    10-Nov-1998           31.38         70,100
    11-Nov-1998           31.19         37,100
    12-Nov-1998           31.13         29,900
    13-Nov-1998           31.06         39,900
    16-Nov-1998           31.00         54,000
    17-Nov-1998           30.88         78,600
    18-Nov-1998           31.50         92,800
    19-Nov-1998           31.25         71,400
    20-Nov-1998           31.88         50,600
    23-Nov-1998           32.31         96,800
    24-Nov-1998           31.75         33,900
    25-Nov-1998           32.00         42,400
    26-Nov-1998           32.00
    27-Nov-1998           32.19         37,500
    30-Nov-1998           32.25         50,700
    01-Dec-1998           32.13         91,300
    02-Dec-1998           32.00        123,100
    03-Dec-1998           32.75        192,000
    04-Dec-1998           32.56         56,900
    07-Dec-1998           32.56         42,800
    08-Dec-1998           32.50         34,200
    09-Dec-1998           32.56         26,800
    10-Dec-1998           32.63         36,800
    11-Dec-1998           32.56         44,600
    14-Dec-1998           32.13         45,200
    15-Dec-1998           32.00         42,300
    16-Dec-1998           31.56         32,200
    17-Dec-1998           31.88         76,600
    18-Dec-1998           32.69         32,300
    21-Dec-1998           32.13         96,600
    22-Dec-1998           31.75         74,300
    23-Dec-1998           32.50        104,600
    24-Dec-1998           32.38         21,000
    25-Dec-1998           32.38
    28-Dec-1998           30.88        128,300
    29-Dec-1998           31.13        127,100
    30-Dec-1998           30.94         80,500
    31-Dec-1998           31.13         50,800
    01-Jan-1999           31.13
    04-Jan-1999           30.94         92,700
    05-Jan-1999           30.94         62,300
    06-Jan-1999           30.31        106,000
    07-Jan-1999           30.50        145,500
    08-Jan-1999           30.50        113,800
    11-Jan-1999           30.63         81,000
    12-Jan-1999           30.69         59,700
    13-Jan-1999           30.38         74,800
    14-Jan-1999           29.75         57,000
    15-Jan-1999           30.31         49,300
    18-Jan-1999           30.31
    19-Jan-1999           30.19         54,900
    20-Jan-1999           30.19         77,000
    21-Jan-1999           29.75         87,500
    22-Jan-1999           29.69         56,900
    25-Jan-1999           29.44         49,100
    26-Jan-1999           29.63         52,400
    27-Jan-1999           29.31        103,600
    28-Jan-1999           28.88        168,600
    29-Jan-1999           28.81        124,100
    01-Feb-1999           29.38        143,500
    02-Feb-1999           29.44         95,100
    03-Feb-1999           28.69         74,500
    04-Feb-1999           28.19        206,800
    05-Feb-1999           28.19        145,800
    08-Feb-1999           28.88        145,300
    09-Feb-1999           28.88         74,100
    10-Feb-1999           29.13         97,200
    11-Feb-1999           29.50         75,400
    12-Feb-1999           29.31        100,700
    15-Feb-1999           29.31
    16-Feb-1999           29.38        118,900
    17-Feb-1999           29.31         41,700
    18-Feb-1999           29.63         59,800
    19-Feb-1999           29.44         98,400
    22-Feb-1999           29.44        137,000
    23-Feb-1999           29.44         73,100
    24-Feb-1999           29.44         60,000
    25-Feb-1999           29.13        134,700
    26-Feb-1999           28.75         43,300
    01-Mar-1999           28.81         71,700
    02-Mar-1999           29.50         87,200
    03-Mar-1999           29.31         36,600
    04-Mar-1999           29.31         58,000
    05-Mar-1999           29.38         75,300
    08-Mar-1999           29.81        113,700
    09-Mar-1999           30.19        106,300
    10-Mar-1999           30.13         90,800
    11-Mar-1999           30.25         84,300
    12-Mar-1999           30.25         63,600
    15-Mar-1999           30.94         84,500
    16-Mar-1999           30.50         81,500
    17-Mar-1999           30.50         61,600
    18-Mar-1999           31.00         40,200
    19-Mar-1999           30.56         55,300
    22-Mar-1999           30.75         70,600
    23-Mar-1999           29.44        126,900
    24-Mar-1999           29.75         57,700
    25-Mar-1999           30.31         58,700
    26-Mar-1999           30.50         48,900
    29-Mar-1999           30.00         60,200
    30-Mar-1999           30.25         62,600
    31-Mar-1999           31.44        360,000
    01-Apr-1999           30.00         77,700
    02-Apr-1999           30.00
    05-Apr-1999           29.56         71,900
    06-Apr-1999           29.31         68,300
    07-Apr-1999           29.00         56,800
    08-Apr-1999           29.06         84,100
    09-Apr-1999           29.13         61,600
    12-Apr-1999           28.88         79,000
    13-Apr-1999           29.56        100,200
    14-Apr-1999           29.25         49,600
    15-Apr-1999           29.00         67,600
    16-Apr-1999           28.94         47,000
    19-Apr-1999           29.69         89,200
    20-Apr-1999           28.38        147,400
    21-Apr-1999           28.25         71,900
    22-Apr-1999           28.13         73,000
    23-Apr-1999           28.13
    26-Apr-1999           28.00        144,900
    27-Apr-1999           28.00        112,000
    28-Apr-1999           27.56        135,300
    29-Apr-1999           26.88        137,300
    30-Apr-1999           26.88        200,000
    03-May-1999           26.88        128,300
    04-May-1999           27.25        167,600
    05-May-1999           28.13         95,100
    06-May-1999           28.81        141,200
    07-May-1999           29.69         99,400
    10-May-1999           29.69         65,300
    11-May-1999           29.00         53,800
    12-May-1999           28.94         77,600
    13-May-1999           28.25         62,200
    14-May-1999           29.00         47,200
    17-May-1999           28.81         67,300
    18-May-1999           29.13         55,100
    19-May-1999           28.50         53,600
    20-May-1999           28.63         47,900
    21-May-1999           29.31         47,200
    24-May-1999           28.50         59,700
    25-May-1999           27.75         65,200
    26-May-1999           27.69         54,700
    27-May-1999           28.44         77,800
    28-May-1999           28.38         33,400
    31-May-1999           28.38
    01-Jun-1999           28.06         58,100
    02-Jun-1999           28.06         57,300
    03-Jun-1999           28.00         40,900
    04-Jun-1999           27.69         88,000
    07-Jun-1999           28.19         65,700
    08-Jun-1999           28.50        124,300
    09-Jun-1999           29.00         89,800
    10-Jun-1999           29.44         68,300
    11-Jun-1999           29.75         64,400
    14-Jun-1999           29.06         84,200
    15-Jun-1999           28.75         75,500
    16-Jun-1999           29.19         88,600
    17-Jun-1999           29.75         88,700
    18-Jun-1999           29.63         55,000
    21-Jun-1999           29.56         91,500
    22-Jun-1999           29.81         55,500
    23-Jun-1999           29.88         58,200
    24-Jun-1999           29.75         46,600
    25-Jun-1999           29.69         49,400
    28-Jun-1999           29.50         46,800
    29-Jun-1999           29.44         54,100
    30-Jun-1999           29.75         63,800
    01-Jul-1999           29.38         80,400
    02-Jul-1999           30.19         76,500
    05-Jul-1999           30.19
    06-Jul-1999           29.56         82,400
    07-Jul-1999           33.88        908,000
    08-Jul-1999           32.88        309,100
    09-Jul-1999           34.50        317,500
    12-Jul-1999           33.69        106,000
    13-Jul-1999           33.88        103,600
    14-Jul-1999           34.00         70,500
    15-Jul-1999           33.88         89,900
    16-Jul-1999           33.88         51,200
    19-Jul-1999           33.50         55,200
    20-Jul-1999           33.25         76,700
    21-Jul-1999           33.19         53,700
    22-Jul-1999           33.00         61,200
    23-Jul-1999           33.25         48,600
    26-Jul-1999           32.75         47,400
    27-Jul-1999           33.50         70,200
    28-Jul-1999           33.69         57,400
    29-Jul-1999           33.50         74,800
    30-Jul-1999           33.50         54,200
    02-Aug-1999           34.25        108,200
    03-Aug-1999           33.56         57,000
    04-Aug-1999           32.63         57,700
    05-Aug-1999           31.69         83,700
    06-Aug-1999           31.00         62,500
    09-Aug-1999           31.00         78,900
    10-Aug-1999           30.94         47,100
    11-Aug-1999           31.50        139,200
    12-Aug-1999           32.69         64,900
    13-Aug-1999           33.69         58,400
    16-Aug-1999           34.88        123,200
    17-Aug-1999           33.88        135,700
    18-Aug-1999           33.63         75,500
    19-Aug-1999           33.25         47,900
    20-Aug-1999           33.19         55,100
    23-Aug-1999           33.31         32,300
    24-Aug-1999           33.00         48,100
    25-Aug-1999           32.50         55,300
    26-Aug-1999           34.44         83,000
    27-Aug-1999           36.44        265,900
    30-Aug-1999           35.56        193,200
    31-Aug-1999           35.25         84,700
    01-Sep-1999           35.00         59,700
    02-Sep-1999           34.44         59,700
    03-Sep-1999           35.31         90,200
    06-Sep-1999           35.31
    07-Sep-1999           36.38        160,600
    08-Sep-1999           35.81         60,100
    09-Sep-1999           35.50         51,200
    10-Sep-1999           35.31         38,800
    13-Sep-1999           35.94        189,200
    14-Sep-1999           35.63         63,700
    15-Sep-1999           37.44        415,000
    16-Sep-1999           36.81        160,700
    17-Sep-1999           36.38        120,900
    20-Sep-1999           35.63         73,800
    21-Sep-1999           34.75        106,900
    22-Sep-1999           34.56         91,100
    23-Sep-1999           33.63         62,200
    24-Sep-1999           33.69         53,200
    27-Sep-1999           34.56         96,000
    28-Sep-1999           33.44        121,300
    29-Sep-1999           32.94         68,800
    30-Sep-1999           31.50        583,100
    01-Oct-1999           30.00        183,000
    04-Oct-1999           30.50         82,400
    05-Oct-1999           32.75        101,400
    06-Oct-1999           34.94        731,400
    07-Oct-1999           34.88        218,300
    08-Oct-1999           35.00        168,200
    11-Oct-1999           35.19         64,400
    12-Oct-1999           34.50        103,700
    13-Oct-1999           34.69         72,600
    14-Oct-1999           33.75        159,600
    15-Oct-1999           33.44         90,100
    18-Oct-1999           33.19        125,500
    19-Oct-1999           33.38        111,400
    20-Oct-1999           33.25         64,100
    21-Oct-1999           32.88         65,000
    22-Oct-1999           33.88        140,000
    25-Oct-1999           33.81         73,700
    26-Oct-1999           33.50         85,300
    27-Oct-1999           34.19        109,300

          Daily from 10/27/1998 to 10/27/1999

PIMCO vs. Comparable Composites
Daily Indexed Common Stock Price History

Asset Management

Companies (AMC):
---------------
Affiliated Managers Group
AMVESCAP
Conning & Company
Eaton Vance
Federated Investors
Franklin Resources
Gabelli Asset Management
John Nuveen
Phoenix Investment Partners
T. Rowe Price
United Asset Management
Waddell & Reed

Master Limited

Partnerships (MLP):
------------------
Alliance Capital Management
Nvest Companies

[Graph comparing daily indexed common stock price of PIMCO, S&P 500, Asset Management Companies, and Master Limited Partnerships for the period of 7/6/1999 to 10/27/1999.]


Comparison of Selected Investment Management Companies (a)
                                                                              Market        % of                    P/E
                                       Price         Price                     Cap         52-Week        ----------------------
Company                               10/27/99     7/8/1999    % Change       ($mm)         High           1999E          2000E
------------------------------------------------------------------------------------------------------------------------------------

PIMCO Advisors                          $34.19        $29.56       15.6 %     $3,884        90.0%          20.4 x        16.8 x

Asset Management Companies
--------------------------
Franklin Resources                      $31.56        $42.38      (25.5)%     $7,958        69.2%          12.4 x        12.0 x
AMVESCAP                                 36.38         47.81      (23.9)       4,854        64.4           16.2          13.5
T. Rowe Price                            30.69         39.61      (22.9)       3,725        71.0           17.6          16.2
Federated Investors                      17.25         17.69       (2.5)       1,454        87.1           12.8          10.8
Waddell & Reed                           23.00         26.56      (13.4)       1,370        82.1           14.6          12.2
Neuberger Berman                         26.06            NA         NA        1,304        62.4            9.7           8.9
Eaton Vance (c)                          32.81         38.88      (15.6)       1,177        82.0           20.6          11.5
UAM                                      20.00         21.94       (8.8)       1,178        75.5           19.2          17.1
John Nuveen                              35.56         40.75      (12.7)       1,119        81.4           12.7          11.7
Blackrock                                14.06            NA         NA          900        94.5           14.8          12.2
AMG                                      24.44         31.38      (22.1)         569        72.0           14.4          11.7
Gabelli Asset Management (d)             14.81         15.50       (4.4)         442        79.0           10.7           9.6
Phoenix Investment Partners               8.13          8.56       (5.1)         357        79.3           14.0          11.6
Conning & Company                         8.25         17.50      (52.9)         112        39.3            8.7           7.5

------------------------------------------------------------------------------------------------------------------------------------
Median - Asset Management Companies                               (14.5) %                  79.1 %         14.2 x        11.7 x
------------------------------------------------------------------------------------------------------------------------------------

Master Limited Partnerships
---------------------------
Alliance Capital Management            $ 25.75        $32.25      (20.2)%     $4,407        77.0 %         11.4 x        10.2 x
Nvest Companies                          19.75         25.00      (21.0)         870        66.9           10.4           9.4

------------------------------------------------------------------------------------------------------------------------------------
Median - Master Limited Partnerships                              (20.6)%                   72.0 %         10.9 x         9.8 x
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Median - All                                                      (17.9)%                   78.0 %         13.4 x        11.6 x
------------------------------------------------------------------------------------------------------------------------------------

                                         IBES          1999 P/E         Adjusted Market Cap/
                                         5-year        / 5-year    ------------------------------      Price to          Div.
Company                                  Growth         Growth      AUM     Revenue    EBITDA(b)       LTM Div.         Yield
------------------------------------------------------------------------------------------------------------------------------------

PIMCO Advisors                           14.0 %          1.5 x     1.6 %        4.2 x      13.4 x         14.7 x         7.0 %

Asset Management Companies
--------------------------
Franklin Resources                       14.0 %          0.9 x     3.2 %        3.2 x      10.6 x        143.5 x        0.7 %
AMVESCAP                                 19.5            0.8       1.9          3.7        11.7           48.2          1.7
T. Rowe Price                            15.0            1.2       2.1          3.6         8.9           76.7          1.3
Federated Investors                      16.0            0.8       1.4          2.9         7.1           32.5          1.0
Waddell & Reed                           14.5            1.0       4.4          4.2         8.8          143.8          2.3
Neuberger Berman                         15.0            1.1       2.3          2.3         4.1             NA           NA
Eaton Vance (c)                          20.0            1.0       2.9          3.5         8.7          109.4          1.2
UAM                                      11.0            1.7       1.0          2.2         6.3           25.0          4.0
John Nuveen                              10.0            1.3       1.9          3.6         7.3           32.3          3.3
Blackrock                                16.0            0.5       0.7          2.4         8.4             NA           NA
AMG                                      21.3            0.7       1.0          2.5         5.3             NM          0.0
Gabelli Asset Management (d)             15.0            0.7       2.2          2.6         7.7             NM          0.0
Phoenix Investment Partners              12.5            1.1       1.1          2.6         7.6           33.9          3.0
Conning & Company                        18.0            0.5       0.2          0.9         2.7           43.4          2.4

------------------------------------------------------------------------------------------------------------------------------------
Median - Asset Management Companies      15.0  %         0.9 x     1.9 %        2.8 x       7.7 x         45.8 x        1.5 %
------------------------------------------------------------------------------------------------------------------------------------

Master Limited Partnerships
---------------------------
Alliance Capital Management              14.8 %          0.8 x     1.4 %        3.0 x      10.2 x         13.6 x        8.7 %
Nvest Companies                          10.0 %          1.0       0.8          1.7         6.2            7.8         12.8

------------------------------------------------------------------------------------------------------------------------------------
Median - Master Limited Partnerships     12.4 %          0.9 x     1.1 %        2.3 x       8.2 x         10.7 x       10.7 %
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Median - All                             15.0 %          0.9 x     1.7 %        2.8 x       7.7 x         38.6 x        2.0 %
------------------------------------------------------------------------------------------------------------------------------------

Note: All earnings estimates per IBES.
(a) As of or for the Last Twelve Months ended June 30, 1999 (9/30/1999 for
    PIMCO).
(b) Earnings before interest, taxes, depreciations and amortization. Amortization of deferred sales commissions is considered an operating expense for calculating EBITDA.
(c) EBITDA excludes impact of accounting change requiring closed-end fund sales to be capitalized rather than expensed.
(d) Results are pro forma for restructuring. Extraordinary expense due to restructuring has been eliminated.

Comparison of Selected Investment Management Companies (a)

                                                   5-Year    LTM             Operating           EBITDA/
                                           AUM      AUM      AUM   Revenue/  Expenses/  Comp./   Interest   EBITDA   Debt/   Debt/
Company                                   ($bn)    Growth   Growth   AUM     Revenue    Revenue  Expenses   Margin   EBITDA  Cap.
----------------------------------------------------------------------------------------------------------------------------------
PIMCO Advisors                           $ 256.2    35.6%   13.4%   0.37%      78.7%     41.6%     31.1x     31.5%   0.5x   12.1%

Asset Managers
--------------
Franklin Resources                       $ 227.7    33.0%  (3.8)%   1.00%      74.6%     22.9%     31.2x     34.2%   0.7x   15.0%
AMVESCAP (b)                               295.9    42.4   13.4     0.53       72.5        NA       7.8      31.4    2.2    34.5
T. Rowe Price                              159.2    37.4   12.2     0.59       63.4      34.1        NM      40.0    0.0     2.1
Federated Investors                        117.3      NA   16.7     0.48       62.8      26.6       7.7      48.0    1.7    76.1
Waddell & Reed                              29.6      NA   10.9     1.06       54.0      10.7      55.1      47.6    0.6    35.1
Neuberger Berman                            56.8    18.0   (3.9)    1.01       46.3      25.5       2.3      55.8    0.1    12.1
Eaton Vance (d)                             39.0    25.9   41.8     0.82       59.8      21.2        NM      60.0    0.3    16.5
UAM                                        205.9    23.6   (2.0)    0.44       80.1      49.8       5.0      34.3    2.9    81.3
John Nuveen (c)                             59.5    19.3   14.1     0.54       54.6      29.1      60.7      49.3    0.3    10.7
Blackrock                                  141.8    25.5   21.5     0.27       75.0      40.5       8.8      29.1    1.1    48.6
AMG                                         70.9      NA   29.1     0.40       61.1      36.2      10.4      47.1    1.3    28.8
Gabelli Asset Management (e)                18.0      NA   16.9     0.85       67.0      41.1      24.3      33.6    1.0    28.4
Phoenix Investment Partners                 59.5      NA   17.7     0.42       76.8      40.6       6.2      35.5    4.1    59.4
Conning & Company                           32.4    29.6   14.9     0.27       71.5      45.9     118.1      32.0    0.0     0.0

----------------------------------------------------------------------------------------------------------------------------------
Median-Asset Management Companies        $  65.2    25.9%  14.5%    0.53%      65.2%     34.1%      9.6x     37.8%   0.8x   28.6%
----------------------------------------------------------------------------------------------------------------------------------
Master Limited Partnerships
---------------------------
Alliance Capital Management              $ 321.0    30.9%  22.3%    0.47%      72.4%     25.9%     38.5x     37.9%   0.8x   43.3%
Nvest Companies                            136.0    24.1    0.0     0.48       79.6      49.4       8.5      27.8    1.6    40.2

----------------------------------------------------------------------------------------------------------------------------------
Median-Master Limited Partnerships       $ 228.5    27.5%  11.1%    0.48%      76.0%     37.7%     23.5x     32.9%   1.2x   41.7%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Median-All                               $  94.1    25.9%  14.5%    0.51%      69.2%     34.1%      9.6x     36.7%   0.9x   31.7%
----------------------------------------------------------------------------------------------------------------------------------

Note: All earnings estimates per IBES.

(a) As of or for the Last Twelve Months ended June 30, 1999 (9/30/1999 for
    PIMCO).
(b) UK GAAP equity of $2,093.5 mm used for calculations. US GAAP equity is $2,139.7 mm. Debt includes amount due to creditors within the year of $1,118.0 mm.
(c) Equity includes $45 mm of preferred.
(d) EBITDA excludes impact of accounting change requiring closed-end fund sales to be capitalized rather than expensed.
(e) Results are pro forma for restructuring. Extraordinary expense due to restructuring has been eliminated.

Summary of Recent Asset Manager Transactions

Includes Managers with a Strong Institutional Presence

------------------------------------------------------------------------------------------------------------------------------------
  Date               Acquiror/                        Approximate Assets         Aggregate         Multiple of       Multiple of
Announced             Target                           Under Management       Consideration         Revenue          LTM EBITDA
                                                       ($ in billions)       ($ in millions)
------------------------------------------------------------------------------------------------------------------------------------

                    Summary of Selected Deals Greater than $500 Million (Selected Deals in Italics)
                    ----------------------------------------------------------------------------------------------------------------
                    High                                                                              11.6 x            24.9 x
                    Low                                                                                3.1              11.1
                    Mean                                                                               5.5              17.7
                    Median                                                                             4.8              18.6
                    ----------------------------------------------------------------------------------------------------------------


                    Summary of All Deals Since 1996
                    ----------------------------------------------------------------------------------------------------------------
                    High                                                                              11.6 x            24.9  x
                    Low                                                                                3.1               9.5
                    Mean                                                                               5.4              14.3
                    Median                                                                             4.8              11.2
                    ----------------------------------------------------------------------------------------------------------------

Jul-99              Putnam Investments/                          $ 5.0               N.A.             N.A.              N.A.
                         Thomas H. Lee & Co

May-99              Wachovia/                                     11.0            $ 200.0              5.0    x         N.A.
                        Offitbank

Mar-99              Prudential/                                   29.8            3,064.5             11.6              24.9
                        M&G

Apr-99              WestLB/                                        9.0               N.A.             N.A.              N.A.
                        Criterion Investment Management

Apr-99              AIG/                                           4.0               N.A.             N.A.              N.A.
                         John McStay

Feb-99              First Union/                                   4.0               N.A.             N.A.              N.A.
                         Tattersall Advisory Group

Dec-98              OppenheimerFunds/                              8.5               N.A.             N.A.              N.A.
                        Trinity Investment Management

Oct-98              Axa/                                           7.0              125.0             N.A.              N.A.
                        Barr Rosenberg Capital

Aug-98              Northwestern Mutual Life Insurance/           42.0              915.0              3.7              18.6
                        Frank Russell Company

Jun-98              Liberty Financial/                             5.3              147.5             N.A.              N.A.
                        Crabbe Huson

May-98              Robeco Group/                                 15.2              506.0              4.8              11.5
                      Weiss, Peck & Greer


----------------------------------------------------------------------------------------------
                                                              Multiple of LTM   Percentage of
  Date               Acquiror/                                    EPS/Net        Assets Under
Announced             Targer                                      Income          Management
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Summary of Selected Deals Greater than $500 Million (Selected Deals in Italics)
High                                                               35.7 x             3.3 %
Low                                                                22.5               1.3
Mean                                                               28.1               2.3
Median                                                             26.0               2.3
----------------------------------------------------------------------------------------------


Summary of All Deals Since 1996
----------------------------------------------------------------------------------------------
High                                                               35.7 x             4.5 %
Low                                                                15.8               0.9
Mean                                                               23.5               2.3
Median                                                             22.5               2.2
----------------------------------------------------------------------------------------------



Jul-99              Putnam Investments/                            N.A.                N.A.
                         Thomas H. Lee & Co

May-99              Wachovia/                                      N.A.                N.A.
                        Offitbank

Mar-99              Prudential/                                    35.7    x          2.2 %
                        M&G

Apr-99              WestLB/                                        N.A.                N.A.
                        Criterion Investment Management

Apr-99              AIG/                                           N.A.                N.A.
                         John McStay

Feb-99              First Union/                                   N.A.                N.A.
                         Tattersall Advisory Group

Dec-98              OppenheimerFunds/                              N.A.                2.4
                        Trinity Investment Management

Oct-98              Axa/                                           N.A.                3.6
                        Barr Rosenberg Capital

Aug-98              Northwestern Mutual Life Insurance/            26.0                2.2
                        Frank Russell Company

Jun-98              Liberty Financial/                             N.A.                2.8
                        Crabbe Huson

May-98              Robeco Group/                                  N.A.                3.3
                        Weiss, Peck & Greer

Summary of Recent Asset Manager Transactions
Includes Managers with a Strong Institutional Presence

------------------------------------------------------------------------------------------------------------------------------------
                                                      Approximate Assets           Aggregate
  Date               Acquiror/                         Under Management            Consideration    Multiple of        Multiple of
Announced             Target                           ($ in billions)            ($ in millions)    Revenue          LTM EBITDA
------------------------------------------------------------------------------------------------------------------------------------

Feb-98              Value Asset Management/                      $ 3.0               N.A.             N.A.              N.A.
                      Grosvenor Capital Management

Jan-98              Amvescap/                                    $60.0           $1,450.0              3.1 x            20.6 x
                      Chancellor LGT Asset Mgmt

Dec-97              Robeco/                                        8.0               N.A.             N.A.              N.A.
                       RREEF

Dec-97              Legg Mason/                                    7.5              146.0             N.A.              N.A.
                        Brandywine Asset Management

Nov-97              PIMCO Advisors L.P./                          60.7              800.0              5.0              11.1
                        Oppenheimer Capital (67%)

Nov-97              Merrill Lynch & Co. /                        177.0            4,551.3              7.1              17.6
                         Mercury Asset Management

Aug-97              Commerzbank/                                   8.0              250.0             N.A.              11.0
                        Montgomery Securities Inc.

Jul-97              Generale Bank/                                 4.7               42.0             N.A.              N.A.
                        Harbor Capital Management

May-97              Refco Group/                                   3.7               N.A.             N.A.              N.A.
                        Forstmann-Leff Associates

Apr-97              United Asset Management/                       1.5               33.6             N.A.              N.A.
                       Thomson Horstmann & Bryant

Mar-97              Affiliated Managers Group/                     3.2               N.A              N.A.              N.A.
                       Gofen & Glossberg

Mar-97              United Asset Management/                       4.2               N.A.             N.A.              N.A.
                       Pacific Financial Research, Inc.

Feb-97              Phoenix Duff & Phelps/                         4.0               54.0             N.A.              11.0
                       GMG/Seneca Capital Management

Feb-97              PIMCO Advisors, L.P./                         48.0              233.0              4.7              11.2
                       Oppenheimer Capital (33%)

Dec-96              Countrywide Credit Industries/                 1.1               17.0             N.A.              N.A.
                       Leshner Financial
----------------------------------------------------------------------------------------------
                                                              Multiple of LTM   Percentage of
  Date               Acquiror/                                    EPS/Net        Assets Under
Announced             Targer                                      Income          Management
----------------------------------------------------------------------------------------------
Feb-98              Value Asset Management/                       N.A.               N.A.
                      Grosvenor Capital Management

Jan-98              Amvescap/                                     N.A.                2.4 %
                      Chancellor LGT Asset Mgmt

Dec-97              Robeco/                                       N.A.               N.A.
                       RREEF

Dec-97              Legg Mason/                                   N.A.                1.9
                        Brandywine Asset Management

Nov-97              PIMCO Advisors L.P./                          N.A.                2.3
                        Oppenheimer Capital (67%)

Nov-97              Merrill Lynch & Co. /                         22.5 x              2.6
                         Mercury Asset Management

Aug-97              Commerzbank/                                  N.A.                3.1
                        Montgomery Securities Inc.

Jul-97              Generale Bank/                                N.A.                0.9
                        Harbor Capital Management

May-97              Refco Group/                                  N.A.               N.A.
                        Forstmann-Leff Associates

Apr-97              United Asset Management/                      N.A.                2.2
                       Thomson Horstmann & Bryant

Mar-97              Affiliated Managers Group/                    N.A.               N.A.
                       Gofen & Glossberg

Mar-97              United Asset Management/                      N.A.               N.A.
                       Pacific Financial Research, Inc.

Feb-97              Phoenix Duff & Phelps/                        N.A.                1.4
                       GMG/Seneca Capital Management

Feb-97              PIMCO Advisors, L.P./                         N.A.                1.7
                       Oppenheimer Capital (33%)

Dec-96              Countrywide Credit Industries/                N.A.                1.5
                       Leshner Financial

Summary of Recent Asset Manager Transactions
Includes Managers with a Strong Institutional Presence

------------- ---------------------------- -------------------------------- ------------------- ------------------- ----------------
                                                     Approximate Assets        Aggregate
  Date               Acquiror/                        Under Management        Consideration       Multiple of        Multiple of
Announced             Target                          ($ in billions)         ($ in millions)      Revenue           LTM EBITDA
------------- ----------------------------- ------------------------------- ------------------- ------------------  ----------------


Oct-96              Goldman Sachs & Co./                           5.4               60.0             N.A.              N.A.
                       Liberty Investment Management

Sep-96              New England Investment Companies, L.P./      $ 4.8            $ 107.0             N.A.              N.A.
                       Jurika & Voyles, Inc.

Sep-96              New England Investment Companies, L.P./        5.1              102.5             N.A.              N.A.
                       Aldrich Eastman & Waltch Inc.

Jul-96              Liechtenstein Global Trust/                   33.0              300.0             N.A.              N.A.
                       Chancellor Capital Management

Jul-96              Goldman Sachs/                                N.A.               N.A.             N.A.              N.A.
                       CIN Management

Jul-96              United Asset Management/                       6.0              137.7              4.7 x            10.4 x
                       Clay Finlay

May-96              Merrill Lynch & Co./                          10.0              178.5              4.3               9.5
                       Hotchkiss & Wiley

-------------- -------------------------------------------- ---------------------- ---------------------
                                                                  Multiple of LTM    Percentage of
  Date               Acquiror/                                        EPS/Net         Assets Under
Announced             Targer                                          Income           Management
-------------- -------------------------------------------- ---------------------- ---------------------
Oct-96              Goldman Sachs & Co./                               N.A.               N.A.
                       Liberty Investment Management

Sep-96              New England Investment Companies, L.P./            N.A.                2.1 %
                       Jurika & Voyles, Inc.

Sep-96              New England Investment Companies, L.P./            N.A.                2.0
                       Aldrich Eastman & Waltch Inc.

Jul-96              Liechtenstein Global Trust/                        N.A.                4.5
                       Chancellor Capital Management

Jul-96              Goldman Sachs/                                     N.A.               N.A.
                       CIN Management

Jul-96              United Asset Management/                           17.4 x              2.3
                       Clay Finlay

May-96              Merrill Lynch & Co./                               15.8                1.7
                     Hotchkiss & Wiley

Transactions in Context with Public Market Environment

Managers with Strong Institutional Presence

Selected Deals Greater than $500 Million

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Composite P/E
                                                         Aggregate                   Assets Management              Announcement/
  Date                       Acquiror/                 Consideration                 Composite P/E at            Current Composite
Announced                      Target                 ($ in millions)                Announcement(a)                  P/E (b)
------------------------------------------------------------------------------------------------------------------------------------

Mar-1999         Prudential/                               $ 3,064.5                           17.1 x                    1.2 x
                     M&G
Aug-1998         Northwestern Mutual Life Insurance/           950.0                           20.1                      1.4
                     Frank Russell Company
May-1998         Robeco Group/                                 506.0                           22.9                      1.6
                   Weiss, Peck & Greer
Jan-1998         Amvescap/                                   1,450.0                           21.2                      1.5
                   Chancellor LGT Asset Mgmt
Nov-1997         PIMCO Advisors, L.P./                         800.0                           20.5                      1.4
                    Oppenheimer Capital (67%)
Nov-1997         Merrill Lynch & Co. /                       4,551.3                           20.9                      1.5
                      Mercury Asset Management
Jun-1997         Zurich Kemper Investments/                  1,550.0                           18.5                      1.3
                    Scudder, Stevens & Clark
------------------------------------------------------------------------------------------------------------------------------------

                 Median                                                                      20.5 x                    1.4 x
------------------------------------------------------------------------------------------------------------------------------------

                 Current (10/27/99)                                                          14.2 x                    1.0 x
------------------------------------------------------------------------------------------------------------------------------------


(a) Represents the asset management composite current year median P/E at transaction announcement.

(b) Represents the asset management composite P/E at announcement over the current (10/27/1999) asset management composite P/E.

Comparison of Deal Multiples
($ in millions)

--------------------------------------------------------------------------------

                                                       Implied
                                                      Premium at
                                     PIMCO          $38.75 / Unit                            Historical Transaction Premiums (a)
                                     -----          -------------                         -----------------------------------------

                                                                                          Low           Median              High
                                                                                          ---           ------              ----
Current Price (10/29/1999)            $ 34.69            11.7 %

Undisturbed Price (7/6/1999) (b)        29.56            31.1                              0.7 %           27.2 %            69.4 %


Adjusted Undisturbed Price (c)          23.47            65.1                              0.7             27.2              69.4


                                                         Implied
                                                       Multiples at
LTM (through 9/30/99):               PIMCO            $38.75 / Unit                           Historical Transaction Multiples (d)
                                     -----            -------------                        ----------------------------------------

  Revenue                             $ 944.2             4.7 x                            3.1 x            4.8 x            11.6 x

  EBITDA                                314.9            14.0                              9.5             11.2              24.9

  Net Income                            209.3            21.0                             15.8             22.5              35.7

% of AUM  ($bn, at 9/30/99)           $ 256.2             1.7 %                            0.9 %            2.2 %             4.5 %

                                                       Implied
                                                     Multiples at
                                     PIMCO          $38.75 / Unit                               Current Market Multiples (e)
                                     -----          -------------                           --------------------------------------
                                                                                            Low           Median              High
                                                                                            ---           ------              ----

1999E PIMCO EPS (f)                    $ 1.50            25.8 x                            8.4 x           12.6 x            20.6 x
1999E IBES EPS (g)                       1.68            23.1                              8.4             12.6              20.6
2000E IBES EPS (g)                       2.03            19.1                              7.3             10.7              16.2


(a) All financial service deals greater than $1 billion since 1998. Premium over price four weeks before announcement.

(b)  Price trading day before rumors of transaction appeared in the press.

(c) Undisturbed price adjusted for the 20.5% decline in master limited partnership stock prices since 7/6/1999.

(d)  All institutional asset management deals since 1996.

(e)  Includes publicly traded asset managers.

(f)  Based on PIMCO third quarter 1999 press release dated 10/27/1999.

(g)  IBES estimates as of 10/27/1999.